Exhibit 99.1

Exhibit 99.1
SolarEdge Appoints Maoz Sigron as Chief Financial Officer

MILPITAS, Calif. & HERZLIYA, Israel May. 11, 2026-- SolarEdge Technologies, Inc. (“SolarEdge” or the “Company”) (Nasdaq: SEDG), a global leader in smart energy technology, announced today the appointment of Mr. Maoz Sigron as the Company’s new Chief Financial Officer (CFO), effective May 31, 2026. Maoz Sigron succeeds Mr. Asaf Alperovitz, who is stepping down from the role to pursue another professional opportunity outside of the industry. Mr. Alperovitz will remain with the Company through June 9, 2026 to assist with a smooth handover.

Mr. Sigron has over 20 years of financial and operational experience across global organizations, with a strong track record in governance, M&A, capital markets, budgeting and operational discipline in NASDAQ- and TASE-listed companies. Most recently, he served as CFO and later COO at Perion Network Ltd. (NASDAQ & TASE: PERI). Earlier in his career, Mr. Sigron held senior finance leadership positions at Allot Ltd. (NASDAQ: ALLT, TASE: ALLT), Tnuva, and Stratasys Ltd. (NASDAQ: SSYS). Throughout his career, Mr. Sigron has succeeded in driving strategic business transformation, raising capital on NASDAQ through equity offerings, directing M&A processes for several strategic acquisitions, achieving substantial operational efficiencies, and supporting complex, multi-market operations. He holds a BA in Accounting and Business Management from The College of Management Academic Studies.

“Maoz joins SolarEdge at a pivotal moment for the company as we continue to execute on our strategic priorities, with a focus on operational efficiency, strengthening financial discipline, and positioning the Company for long-term, profitable growth,” said Shuki Nir, CEO of SolarEdge. “I am delighted to welcome Maoz to the team and am confident that his combination of financial rigor and hands-on leadership will help us strengthen execution and continue to improve our financial performance. I also extend my appreciation to Asaf Alperovitz for his leadership and for the role he played in setting the stage for profitable growth, and we wish him all the best in what’s next.”

“SolarEdge is a company with a strong culture of innovation, a differentiated market position, and significant global growth opportunities,” said Mr. Sigron. “I am excited to join Shuki and the talented SolarEdge team and help drive the company’s next phase of  growth by continuing to strengthen financial performance and disciplined execution across the organization. I look forward to building on the company’s momentum as we continue to advance our strategic priorities and drive meaningful long-term value for our customers and stakeholders.”

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About SolarEdge

SolarEdge is a global smart energy technology company. SolarEdge develops, manufactures, and sells products that address a broad range of energy market segments through its diversified product offering, including residential, commercial and large scale photovoltaic or PV, energy storage and backup solutions, electric vehicle (“EV”) charging capabilities, home energy management, grid services and virtual power plants. By leveraging engineering capabilities and focusing on innovation, safety and reliability, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge is online at www.solaredge.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information, among other things, concerning: management transitions, our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements. These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K/A for the year ended December 31, 2025, filed on March 23, 2026, and other reports filed with the SEC. All information set forth in this release is as of May 11, 2026. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Contacts

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
investors@solaredge.com

Media Contact

SolarEdge Technologies, Inc.
Lily Salkin, Head of Public Relations
lily.salkin@solaredge.com